Exhibit 4.83

承诺函

Undertaking Letter

承诺函

Undertaking Letter

致：	500.COM LIMITED (以下称“500.COM”)
To:	500.COM LIMITED (“500.COM”)

鉴于：

Whereas:

A.	500.COM通过其全资子公司Fine Brand Limited持有500wan HK Limited（以下称“500wan香港”）100%股权；

500.COM holds 100% of the equity interest in 500wan HK Limited (“500wan HK”) through its wholly owned subsidiary Fine Brand Limited;

B.	500wan香港系易讯天空计算机技术（深圳）有限公司（以下称“易讯天空计算机”）股东并持有易讯天空计算机100%股权；

 500wan HK is the shareholder of E-Sun Sky Computer (Shenzhen) Co., Ltd. (“E-Sun Sky Computer”) and holds 100% of the equity interest in E-Sun Sky Computer;

C.	易讯天空计算机分别与张涵（中国身份证号码：422802198708030014）、余波（中国身份证号码：420106196805034857）于2017年7月3日签订了一份《授权委托书》（以下合称“《授权委托书》”），约定由张涵、余波分别授权易讯天空计算机全权代为行使其各自在深圳市易讯网络有限公司中享有的股东表决权及其他股东权利（以下称“权利”）。

E-Sun Sky Computer entered into a Power of Attorney on July 3, 2017 respectively with Zhang Han (Chinese identification No.: 422802198708030014) and Yu Bo (Chinese identification No.: 420106196805034857) (collectively referred to as the “POA”). Pursuant to the POA, Zhang Han and Yu Bo respectively delegate and authorize E-Sun Sky Computer to exercise their voting powers and all other shareholder rights in respect of Shenzhen E-Sun Co., Ltd. on their behalf (the “Rights”).

D.	易讯天空计算机于2017年7月3日向500wan香港出具确认函，确认其行使《授权委托书》项下的权利应通过中国法律允许的方式取得其股东500wan香港的书面决议或者同意，且易讯天空计算机知悉，500wan香港在进行上述书面决议或者同意时，将根据500wan香港的股东或者董事会的意志行事。

E-Sun Sky Computer issued a Confirmation Letter to 500wan HK on July 3 2017, confirming that, in exercising the Rights under the POA, E-Sun Sky Computer shall obtain the written resolution or consent from 500wan HK in the manner allowed by the PRC laws, and further acknowledged that 500wan HK will exercise the Rights in accordance with the instructions from its shareholder or board of directors.

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承诺函

Undertaking Letter

就权利的行使事宜，500wan香港兹此承诺如下：

Now therefore, with respect to the exercise of the Rights, the 500wan HK hereby covenants as follows:

1.	500wan香港应按照500.COM的指示对易讯天空计算机就权利的行使给予许可或作出指示；未经500.COM许可，500wan香港不得自行或授权500.COM之外的第三方就权利的行使对易讯天空计算机给予许可或作出指示。

500wan HK shall grant consent or give instructions to E-Sun Sky Computer with respect to the exercise of the Rights in accordance with the instructions of 500.COM. Without 500.COM’s consent, 500wan HK shall not on its own or authorize any party other than 500.COM to grant consent or give instructions to E-Sun Sky Computer with respect to the exercise of the Rights.

2.	本承诺函自签署之日起生效，至《授权委托书》据其条款终止之日起终止。

This undertaking letter shall become effective upon execution, and maintain effective unless the POA is terminated in accordance with the provisions thereof.

3.	本承诺函的订立、效力、解释、履行、修改和终止以及争议的解决适用香港法律。

The execution, effectiveness, construction, performance, amendment and termination of this undertaking letter and the resolution of disputes hereunder shall be governed by the laws of Hong Kong.

4.	本承诺函以中文和英文书就；中英文版本如有冲突，应以中文版为准。

This undertaking letter is written in both Chinese and English language; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

500wan HK Limited
500wan HK Limited

签署：
By:	/s/ Pan Zhengming
姓名：
Name:
职务：董事
Title: Director
日期：
Date

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